Designated Filer:
Basswood Capital Management, L.L.C.
Issuer & Ticker Symbol:
Regional Management Corp. [RM]
Date of Event Requiring Statement:                September 1, 2026

Exhibit 99.2 - Joint Filer Information
Joint Filers:

1. Name:
Matthew Lindenbaum
              Address: c/o Basswood Capital Management, LLC
              645 Madison Avenue, 10th Floor
             New York, NY 10022

2. Name:
Bennett Lindenbaum
              Address: c/o Basswood Capital Management, LLC
              645 Madison Avenue, 10th Floor
              New York, NY 10022

3. Name:
Basswood Capital Management, L.L.C.
              Address: c/o Basswood Capital Management, LLC
              645 Madison Avenue, 10th Floor
              New York, NY 10022

4. Name:
Basswood Financial Long Only Fund LP
              Address: c/o Basswood Capital Management, LLC
              645 Madison Avenue, 10th Floor
              New York, NY 10022